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As filed with the Securities and Exchange Commission on March 16, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Interstate BancSystem, Inc.
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation or organization)	81-0331430 (I.R.S. Employer Identification Number)

401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Marcy D. Mutch
Executive Vice President and Chief Financial Officer
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Scott A. Berdan, Esq.
Kevin L. Vold, Esq.
Polsinelli PC
1401 Lawrence Street, Suite 2300
Denver, CO 80202
(303) 572-9300

             Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Debt Securities

Preferred Stock

Depositary Shares(3)

Common Stock

Warrants(4)

Purchase Contracts

Units(5)

(1)
This registration statement covers an indeterminate aggregate number and amount of the securities of each class as may from time to time be offered and sold at indeterminate prices by the registrant. The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with offers and sales of securities registered hereunder. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act"), the registrant is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(4)
Warrants represent rights to purchase debt securities, common stock, or preferred stock registered hereunder.

(5)
Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

of

FIRST INTERSTATE BANCSYSTEM, INC.

        First Interstate BancSystem, Inc., or FIBK, from time to time may offer to sell the securities identified above in one or more offerings. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in an applicable prospectus supplement to this prospectus.

        Our Class A common stock is listed for trading on the Nasdaq Global Select Market under the ticker symbol "FIBK".

        This prospectus may not be used to sell securities unless accompanied by an applicable prospectus supplement. Investing in our securities involves risks. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See "Risk Factors" on page 5 of this prospectus, as well as any additional risk factors included in, or incorporated by reference into, any applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

        None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the Montana Division of Banking and Financial Institutions, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The securities are not savings accounts, deposits or other obligations and will not be insured by the FDIC or any other governmental agency or instrumentality, and they are not obligations of, or guaranteed by, our bank or any of our non-bank subsidiaries.

        We may offer and sell the securities directly, through one or more agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Prospectus dated March 16, 2020.

i

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act using an automatic "shelf" registration process. This prospectus does not contain all information included in the registration statement. Under this shelf registration process, we may offer and sell the securities identified in this prospectus in one or more offerings.

        Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under the caption "Where You Can Find More Information".

        We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC's website, www.sec.gov.

        The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        In this prospectus, references to the "Corporation," "FIBK," "we," "us," "our" or similar references mean First Interstate BancSystem, Inc. and not First Interstate BancSystem, Inc. together with any of its subsidiaries, unless the context indicates otherwise.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus contains or incorporates by reference, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continues," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of FIBK's future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in FIBK's business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Factors that could cause FIBK's actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to:

  •
  political, legal, regulatory, and general economic or business conditions, either nationally or regionally;

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  geopolitical uncertainties throughout the world that may impact our business and our clients' businesses;

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  weather-related, disease, viruses, wide-spread health emergencies, pandemics, and other adverse climate or other conditions that may impact our business and our clients' business;

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  changes in the interest rate environment or interest rate changes made by the Board of Governors of the Federal Reserve;

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  credit performance of our loan portfolio;

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  adequacy of the allowance for loan losses and access to low-cost funding sources;

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  the unavailability of the London Interbank Offered Rate;

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  impairment of goodwill;

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  dependence on our management team and ability to attract and retain qualified employees;

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  governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

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  stringent capital requirements;

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  future Federal Deposit Insurance Corporation insurance premium increases;

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  Consumer Financial Protection Bureau restrictions on our ability to originate and sell mortgage loans;

  •
  cyber-security risks, including items such as "denial of service," "hacking" and "identity theft";

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  significant litigation and regulatory proceedings;

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  inability to meet liquidity requirements;

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  environmental remediation and other costs;

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  ineffective internal operational controls;

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  competitive pressures among depository and other financial institutions may increase significantly;

  •
  competitors that have greater financial resources or that develop products that enable them to compete more successfully and that may be subject to different regulatory standards than us;

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  reliance on external vendors;

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  soundness of other financial institutions;

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  failure of technology and failure to effectively implement technology-driven products and services;

  •
  risks associated with introducing and implementing new lines of business, products or services;

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  failure to execute on strategic or operational plans, including the ability to complete mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions;

  •
  deposit attrition, client loss and/or revenue loss following completed mergers and acquisitions;

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  anti-takeover provisions;

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  changes in dividend policy and the inability of our bank subsidiary to pay dividends;

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  uninsured nature of any investment in Class A and Class B common stock;

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  decline in market price and volatility of Class A and Class B common stock;

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  voting control of Class B stockholders;

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  dilution as a result of future equity issuances;

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  controlled company status; and

  •
  subordination of Class A and Class B common stock to our debt.

        These and other factors are more fully described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, FIBK undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like FIBK, that file electronically with the SEC. The address of that website is http://www.sec.gov. FIBK's internet website address is http://www.fibk.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The references to the SEC's website and our website are for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on these websites into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

        In this prospectus, as permitted by law, we "incorporate by reference" information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below and any documents we file with the SEC in the future (File No. 001-34653) under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the completion of the offering of securities under this prospectus (other than information in such additional documents that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be "furnished" and not filed with the SEC):

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

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  Current Reports on Form 8-K, filed with the SEC on January 7, 2020, January 29, 2020, February 19, 2020, and February 21, 2020; and

  •
  The description of our Class A common stock included in FIBK's Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on October 23, 2017 (File No. 001-34653) by incorporation by reference to FIBK's Registration Statement on Form S-3 filed with the SEC on September 25, 2017 (File No. 333-220594), as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, including any other amendment or reports filed for the purpose of updating such description.

        You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

        First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116
Attention: Corporate Secretary
(406) 255-5390

ABOUT THE CORPORATION

        First Interstate BancSystem, Inc. is a financial and bank holding company incorporated as a Montana corporation in 1971, headquartered in Billings, Montana. As of December 31, 2019, we had consolidated assets of $14.6 billion, deposits of $11.7 billion, total loans of $9.0 billion, and total stockholders' equity of $2.0 billion. We currently operate 152 banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming in addition to online and mobile banking services. Through our bank subsidiary, First Interstate Bank, we deliver a comprehensive range of banking products and services to individuals, businesses, municipalities, and other entities throughout our market areas. Our clients participate in a wide variety of industries, including agriculture, construction, education, energy, governmental services, healthcare, mining, professional services, retail, technology, tourism, and wholesale trade. As of December 31, 2019, we had one significant subsidiary, First Interstate Bank.

        Our principal executive offices are located at 401 North 31st Street, Billings, Montana 59116, and our telephone number is (406) 255-5390. Our Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol "FIBK". Our website address is www.FIBK.com. This website address is not intended to be an active link and information on our website is not incorporated in, and should not be construed to be part of, this prospectus.

RISK FACTORS

        Investing in our securities involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include refinancing activities, repurchasing shares of our common stock, acquisitions of other companies and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries', funding requirements and the availability of other funds.

SUMMARY OF THE SECURITIES WE MAY OFFER

        We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States ("U.S.") federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

        We may sell shares of our Class A common stock, no par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

        We have two classes of common stock: Class A common stock, which has one vote per share; and Class B common stock, which has five votes per share. Our common stock is uncertificated.

        Our Class A common stock is not convertible into any other shares of our capital stock. Any holder of Class B common stock may at any time convert such holder's shares into shares of Class A common stock on a share-for-share basis. The shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis:

  •
  when the number of shares of Class B common stock constitutes less than 20% of the aggregate number of shares of common stock then outstanding as of the record date for a shareholder meeting, as determined by the board of directors of the Corporation; or

  •
  upon any transfer, whether or not for value, except for transfers to the holder's spouse, certain of the holder's relatives, the trustees of certain trusts established for their benefit, corporations and partnerships wholly-owned by the holders and their relatives, the holder's estate, and other holders of Class B common stock.

        Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

        Other than in connection with dividends and distributions, subdivisions or combinations, the exercise of stock options for shares of Class B common stock or certain other circumstances, we are not authorized to issue additional shares of Class B common stock.

Preferred Stock; Depositary Shares

        Our board of directors is authorized, without approval of the holders of common stock, to provide for the issuance of preferred stock, no par value per share, from time to time in one or more series in such number and with such designations, preferences, powers and other special rights as may be stated in the resolution or resolutions providing for such preferred stock. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

        We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

        As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued in one or more series under a senior debt securities indenture, to be entered into between us and a trustee and substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. Subordinated debt securities will be issued in one or more series under a subordinated debt securities indenture, to be entered into between us and a trustee and substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. Specific terms and conditions for debt securities to be issued under the senior debt securities indenture and the subordinated debt securities indenture will be set forth in a supplemental indenture or company order.

Warrants

        We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our Class A common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

        We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

Units

        We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

VALIDITY OF THE SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Polsinelli PC, Denver, Colorado, and Kirk D. Jensen, Executive Vice President, General Counsel of FIBK, Billings, Montana. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement. As of March 6, 2020, Mr. Jensen beneficially owned 13,475 shares of our Class A common stock.

EXPERTS

        The consolidated financial statements of FIBK and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of RSM US LLP, independent registered public accounting firm, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

SEC registration fees	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Miscellaneous		**
Total	$	**

*
Deferred in reliance on Rules 456(b) and 457(r).

**
Estimated expenses are not presently known.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act, or the Montana Act, provide that a corporation may indemnify its directors and officers. In general, the Montana Act provides that a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as a director or officer, unless limited by the articles of incorporation. Pursuant to the Montana Act, a corporation may indemnify a director or officer, if it is determined that the director engaged in good faith and meets certain standards of conduct. A corporation may not indemnify a director or officer under the Montana Act when a director is adjudged liable to the corporation, or when such person is adjudged liable on the basis that personal benefit was improperly received. The Montana Act also permits a director or officer of a corporation, who is a party to a proceeding, to apply to the courts for indemnification, unless the articles of incorporation provide otherwise and the court may order indemnification under certain circumstances.

        Our bylaws provide for the indemnification of directors and officers, including (i) the mandatory indemnification of a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding, (ii) the mandatory indemnification of directors and officers if a determination to indemnify such person has been made as prescribed by the Montana Act and (iii) for the reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, if the determination to indemnify has been made pursuant to the Montana Act. We have also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 35-1-458 of the Montana Act provides that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by such director or officer, while serving at the request of the corporation in such capacity, or arising from the individual's status as a director or officer, whether or not the corporation would have power to indemnify the individual against the same liability under the Montana Act.

ITEM 16.    EXHIBITS.

          (a)   Index of Exhibits:    The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.*
4.1
Third Amended and Restated Articles of Incorporation of FIBK (incorporated herein by reference to Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q, File No. 001-34653, filed for the quarter ended September 30, 2019).
4.2
Third Amended and Restated Bylaws dated May 24, 2017 (incorporated herein by reference to Exhibit 3.2 to the Corporation's Quarterly Report on Form 10-Q, File No. 001-34653, filed for the quarter ended June 30, 2017).
4.3	Form of Indenture for Senior Debt Securities.
4.4	Form of Indenture for Subordinated Debt Securities.
4.5	Form of Senior Debt Securities (included in Exhibit 4.3).
4.6	Form of Subordinated Debt Securities (included in Exhibit 4.4).
4.7	Form of Warrant Agreement.*
4.8	Form of Preferred Stock Designations.*
4.9	Form of Depositary Shares.*
4.10	Form of Unit Agreement.*
4.11	Form of Purchase Contract.*
5.1	Opinion of Kirk Jensen, Executive Vice President, General Counsel of FIBK.
5.2	Opinion of Polsinelli PC.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Kirk Jensen, Executive Vice President, General Counsel of FIBK (included in Exhibit 5.1).
23.3	Consent of Polsinelli PC (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee to act as Trustee under the Senior Debt Securities Indenture.**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee to act as Trustee under the Subordinated Debt Securities Indenture.**

*
If applicable, to be filed as an Exhibit to a Current Report on Form 8-K or in an amendment to this registration statement.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (8)   To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, State of Montana, on March 16, 2020.

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ MARCY D. MUTCH
	Name:	Marcy D. Mutch
	Title:	Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        We, the undersigned directors and officers of First Interstate BancSystem, Inc., do hereby constitute and appoint Kevin P. Riley, Marcy D. Mutch and Kirk D. Jensen our true and lawful attorneys-in-fact and agents, with full power of substitution in each of them, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KEVIN P. RILEY Kevin P. Riley	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2020
/s/ MARCY D. MUTCH Marcy D. Mutch	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2020
/s/ STEVEN J. CORNING Steven J. Corning	Director	March 16, 2020
/s/ DANA L. CRANDALL Dana L. Crandall	Director	March 16, 2020
/s/ JOHN M. HEYNEMAN, JR. John M. Heyneman, Jr.	Director	March 16, 2020

Signature	Title	Date

/s/ CHARLES E. HART Charles E. Hart, M.D., M.S.	Director	March 16, 2020
/s/ PATRICIA L. MOSS Patricia L. Moss	Director	March 16, 2020
/s/ DAVID L. JAHNKE David L. Jahnke	Director	March 16, 2020
/s/ ROSS E. LECKIE Ross E. Leckie	Director	March 16, 2020
/s/ JAMES R. SCOTT James R. Scott	Director	March 16, 2020
/s/ JAMES R. SCOTT, JR. James R. Scott, Jr.	Director	March 16, 2020
/s/ JONATHAN R. SCOTT Jonathan R. Scott	Director	March 16, 2020
/s/ DENNIS L. JOHNSON Dennis L. Johnson	Director	March 16, 2020
/s/ PETER I. WOLD Peter I. Wold	Director	March 16, 2020